                                                                   EXHIBIT 99-A


SC(SM)

SERVISTAR COAST TO COAST Corporation
PO Box 1510 Butler PA 16003 1510
412 283 4567                                      PLEASE READ...!
                                       ...ACTION REQUIRED BY JUNE 16TH....



                ANNOUNCING NEW TRU*SERV INVESTMENT PROGRAM....AN
             ATTRACTIVE, CONVENIENT PROGRAM THAT PAYS MONEY MARKET
                         RATES ON YOUR EXCESS CASH....!



June 1, 1997



NAME
STORE NAME
STREET
ADDRESS

Dear SERVISTAR COAST TO COAST Member:

OVERVIEW

Thank you for your participation in the SERVISTAR COAST TO COAST Owner Deposit Program. While we will be terminating this program, we are introducing a new, exciting, Tru*Serv investment program that you will find attractive and convenient!

With the merger on July 1, 1997 of SERVISTAR COAST TO COAST and Cotter & Company, you will need to make a choice about your money in the Owner Deposit Program.

WHAT ARE MY TWO CHOICES?

By Monday, June 16, 1997, you must choose one of the following options:

   (1) Roll over your total deposit, with interest through June 30, 1997, into the new Tru*Serv "Variable Denomination Floating Rate Demand Note" investment program (See attached Prospectus), or

   (2) Request that your total deposit, with interest through June 30, 1997, be refunded to you.

If you do not let us know your choice by Monday, June 16, 1997, we will automatically refund your total deposit, with interest through June 30, 1997.

HOW MUCH IS MY DEPOSIT?

Your total deposit, with interest through June 30, 1997, is:

                                   TOTAL AMT

WHAT DO I NEED TO DO?

First    -    Please read the attached "Question and Answer" summary

Second   -    Please read the attached Prospectus

Third    -    If you want your money returned to you, you can do nothing, or simply fill out the half sheet form and return it in the self-addressed return envelope

Fourth   -    If you want to roll over your money into the new program, please fill out the application form, W-9 tax information, and Corporate
              Resolution and return them in the self-addressed return envelope

SUMMARY

After you read the attachments, I'm sure you will conclude that this is an attractive, convenient program in which to invest your excess cash!

If you have questions on the Owner Deposit Program, please call JoAnn Russin at 412-284-6280. If you have questions on the new, TruServ Investment Program, please contact Liz Odle at 773-695-5388.

Again, thanks for your participation in the Owner Deposit Program. Please read the attachments and let us know your decision by June 16, 1997.

Sincerely,



Patrick T. Kameen
Operating Officer & Treasurer

PTK:jr
Attachments

                                                            TRU*SERV CORPORATION

                                                           QUESTIONS AND ANSWERS
                                                       FOR OWNER DEPOSIT PROGRAM


     (1)      Why is SERVISTAR COAST TO COAST terminating the Owner Deposit
              Program?

              We feel that the Tru*Serv Investment program can best serve both memberships.

     (2)      What do I need to do to have my money refunded to me?

              You can do nothing, or you can fill out the half sheet form (attached) and return it in the self-addressed return envelope. You will receive a check by July 15, 1997.

     (3)      What happens if I do not respond by June 16, 1997?

              We will assume that you want your money refunded to you. We will mail you a check by July 15, 1997.

     (4) Will I receive credit for the interest that I have earned on my money?

              Yes. Whether you roll it over or have it refunded to you, you will receive credit for accrued interest through June 30, 1997.

     (5) Can I roll some of the money over and ask for some of it to be refunded to me now?

              No. You can roll it all over, or ask for it all to be refunded to you now.

     (6) If I choose to roll my money over into this new investment program, when will my interest begin accruing?

              On July 1, 1997.

     (7) If I roll my money over into the new program, what will I receive to confirm my decision?

              First, by July 15, 1997, you will receive a "Welcome Letter and a Confirmation of Deposit" from The Northern Trust Company, the bank administering this program for Tru*Serv.

              Second, by early October, you will receive your first regular quarterly statement for the quarter ending September 30, 1997.

     (8)      In what name can I register my roll over money?

              It must continue to be registered in the name of your corporation, partnership, or business entity, just as it is today.

     (9)      Can non-U.S. citizens participate?

              No. Only U.S. citizens who provide a valid Federal Identification Number (e.g. Social Security Number for sole proprietorships, or Tax Payer Identification Number ("TIN") for corporations or partnerships) may participate in this program.

     (10) If I choose to roll over my money into this new program, why must I fill out the attached Corporate Resolution?

              Regulations require that programs such as this have on file the Corporate Resolution of the entity in whose name the money is registered.

     (11) What happens if I want to roll over my money but do not fill out the Corporate Resolution?

              We will have to refund your money to you, rather than roll over your money into the new program.

     (12)     If I have my money refunded to me, will I be taxed on the refund?

              You will be taxed only on the interest on your money. You will receive a 1099 INT in early 1998 for filing your taxes for 1997.

     (13)     Who can I call if I have questions?

              If your question is about the new program, please call Liz Odle at Cotter & Company at 773-695-5388.

              If your question is about the old program (Owner Deposit Program), please call JoAnn Russin at 412-284-6280.

     (14)     What is the minimum investment?

              $250.00. If you currently have less than $250.00 in the Owner Deposit Program, you will automatically receive your total deposit, with interest through June 30, 1997, in the form of a check by July 15, 1997.

     (15) Give me some quick information about the new Tru*Serv Variable Denomination Floating Rate Demand Notes?

              You must carefully read the attached Prospectus to fully understand the program and the risks. Below are some highlights of the program:

              -  The Notes are registered under the federal Securities Act of
                 1933

              -  It is not insured by the FDIC

              - It is an obligation of Tru*Serv Corporation, and is not an obligation of a bank

              -  It is administered by The Northern Trust Company

              -  It provides a quarterly statement of all activity

              - It provides you a checkbook to write checks against, at a minimum check size of $250.00

     (16)     How is the variable interest rate set?

              The interest rate is set each week. A Tru*Serv Committee will determine the rate. Typically, the rate will exceed the yield on the average Money Market Fund, as reported by IBC's Money Fund report, which is published weekly each Thursday in The Wall Street Journal.

     (17) What would be the rate if this Committee were setting the weekly rate today?

              It would be about 5.10% per annum.

     (18)     Is there any penalty for withdrawal?

              No.

     (19)     How often is interest compounded?

              Interest is compounded monthly. Obviously, you earn interest every day. Your daily interest is accumulated at the end of each month and is added to your investment. Then, you begin earning interest on your interest.

                            APPLICATION FOR TRU*SERV
                VARIABLE DENOMINATION FLOATING RATE DEMAND NOTE
                               INVESTMENT PROGRAM

     APPLICATION FOR CORPORATIONS, PARTNERSHIPS OR OTHER BUSINESS ENTITIES


Please print or type all items except signature. Complete this application and the attached Resolution. Mail both in the enclosed self-addressed envelope


================================================================================
ACCOUNT INFORMATION
================================================================================


--------------------------------------------------------------------------------
Entity Name


-----------------------------------------        -------------------------------
Mailing Address                                           Tax I.D. Number


-----------------------------------------        -------------------------------
City                 State        Zip                     Telephone Number


INITIAL INVESTMENT
------------------
[ ] PLEASE ROLL OVER MY TOTAL DEPOSIT FROM THE SCC "OWNER DEPOSIT PROGRAM"

[ ] $ _______ ($250 minimum)
================================================================================
SUBSEQUENT INVESTMENTS
================================================================================

By Wire Transfer       Subsequent Investments can be made by wire to:
                         The Northern Trust Company, Chicago, Illinois ABA # 071000152

                       After your initial investment, you will be assigned an account number. For subsequent investments, please provide this account number in your wire transfer instructions. The minimum amount for subsequent investments is $50.00

By Check               Investments can be mailed to:
                         Tru*Serv Investment Program
                         P.O. Box 75970
                         Chicago, Il 60675-5070

                       The minimum amount for subsequent investments is $50.00

================================================================================
REDEMPTIONS (YOU MUST CHECK ONE OR BOTH)
================================================================================

[ ] By Wire Transfer   If you want to make redemptions by wire transfer, please
                       complete the "Designated Bank" information below and attach a voided blank check (minimum by wire transfer redemption of $2,500). You can wire funds to your designated bank account If you call The Northern Trust
                       Company before 2:00 p.m. EST, you will receive a wire transfer no later than the next business day.

[ ] By Check           The Northern Trust Company will mail you your free
                       supply of checks shortly after your account is opened
                       (minimum check redemption of $250).

Written Redemption: Subject to the terms of the Program as amended, you may also redeem any (but not less than $250 at a time) or all of your account by writing: Cotter & Company Investment Program, Investor Services Attn: Agent of Issuer, P.O. Box 75933, Chicago, IL 60675-5933. All Signatures of registered owners are required. Checks will be sent only to your registered account address.
================================================================================
DESIGNATED BANK
================================================================================

If you elected "Bank Wire Transfer Redemption," you must complete this section and attach a voided blank check.


                                                                                                Checking [ ]
--------------------------------------    ----------------------------------------------------  Savings  [ ]
Name of Bank Account                      Bank Account Number

--------------------------------------    ----------------------------------------------------
Bank Name/Branch                          ABA Bank Routing Number (9-digit number)

----------------------------------------------------------------------------------------------
Bank Address


================================================================================
W-9 TAX INFORMATION
================================================================================

          [ ]              W-9 Information must be completed or application
                           will not be processed.  Unless the box is checked, I
                           am not subject to backup withholding because I have
X Box If Applicable        not been notified by the IRS that I am subject to
                           such withholding, or the IRS has notified me that I am no longer subject to backup withholding.

          [ ] I am subject to backup withholding under provisions of selection 340(a)(1)(c) of the Internal Revenue Code. The Social Security or Taxpayer ID number provided on this form is correct.

Instructions for Completing Payees Request for Taxpayers Identification
Certification: Under Federal tax law, you must provide your correct Social Security Number or other Taxpayer ID Number, a certification that the number provided is correct and a certification that you are not subject to backup withholding. Failure to furnish your correct Social Security or Taxpayer ID Number or to so certffy will result in 31% of interest paid to your account being withheld and paid to the IRS. In addition, you may be subject to a penalty imposed by the IRS if you fail to provide your correct Social Security or Taxpayer ID Number or if you make an incorrect certification.

================================================================================
ARBITRATION
================================================================================

    This Program shall be enforced and interpreted under the laws of the State of Illinois. Any controversy or claims arising out of or relating ot this Offer, or any breach thereof, including, without limintation, any claim that this Offer or any portion thereof is invalid, illegal or otherwise voidable, shall be submitted to arbitration before and in accordance with the rules of the American Arbitration Association unless another extra judicial dispute resolution process has been agreed to in writing by the parties. Judgment upon the award may be entered in any court having jurisdiction thereof. The location of the arbitration proceedings hsall be at the American Arbitration Association office geographically or physically located closest to teh investor's domicile, unless otherwise agreed upon in writing by the parties.

I/We jointly and severally hereby agree to defend, indemnify, reimburse, exonerate, save and hold harmless Cotter & Company and its agents for, from and against any and all losses, damages, claims, demands, and expenses including reasonable attorneys fees of any and every nature actually or allegedly arising in whole or in part out of the written information, tax identification number, certifications, notice or instructions provided by me/us or out of my/our bad faith, negligence, willful misconduct, strict liability of breach of this agreement/application.

================================================================================
YOUR SIGNATURE
================================================================================

The Notes will be subordinated in right of payment to senior notes, indebtedness to banking institutions, trade creditors and other indebtedness of the Company. The Notes are unsecured and rank equally and rateably with all other unsecured and subordinated indebtedness of the Company.

By signing below, I certify that I have received the prospectus and agree to be bound by its terms, as may be amended from time to time, and that (1) the information on this application and accompanying resolution, including Tax Identification Number, is correct and complete and (2) the Entity is not currently subject to IRS backup withholding unless box on W-9 information has been checked.


--------------------------------------     -------------------------------------
Authorized Signature         Date          Entity Name

Remember: Please complete and return the accompanying resolution with this application.

                              TRU*SERV CORPORATION

               REQUEST FOR REFUND OF OWNER DEPOSIT PROGRAM MONEY


STORE NO:
         -----------------------------------------

STORE NAME:
           ---------------------------------------


    [ ]              I want my Owner Deposit money refunded to me. (I
(Please check)       understand that, by July 15, 1997, 1 will receive a check
                     for my total deposit, with interest through June 30, 1997.)



                                         --------------------------------------
                                                        Print Name


-----------------------------------      --------------------------------------
           Date                                         Signature


                Note:  Please return to SERVISTAR COAST TO COAST
                    in the enclosed self-addressed envelope

                         TRUSERV VARIABLE DENOMINATION
                           FLOATING RATE DEMAND NOTE
                               INVESTMENT PROGRAM


     Resolution for Corporations, Partnerships, and Other Business Entities


To:    TruServ
       c/o The Northern Trust Company as Agent Bank
       P.O. Box 75928
       Chicago, IL 60675-5928

And:   The Current And Any Successor Agent Bank

NOTE: RETAIN A COPY OF THIS DOCUMENT FOR YOUR RECORDS. ANY MODIFICATION OF THE INFORMATION BELOW WILL REQUIRE AN AMENDMENT TO THIS FORM. THIS DOCUMENT IS IN FULL FORCE AND EFFECT UNTIL ANOTHER DULY EXECUTED FORM IS RECEIVED BY THE AGENT BANK.

Dated and effective as of
                         ----------------------------

[ ] New              [ ] Amendment to Form Dated
                                                 ------------------------------

Name of Registered Owner
                         ------------------------------------------------------

Registered Owner is a:   [ ] Corporation
                         [ ] Partnership
                         [ ] Other:
                                   --------------------------------------------
                                              (Sole proprietorship, etc.)

     The undersigned does hereby certify that (s)he is authorized to furnish this Certificate on behalf of the above-named Registered Owner and that the following named persons are currently officers/general partners/other authorized signatories of the Registered Owner, and any __* of them ("Authorized Person(s)") is/are currently authorized under the applicable governing documents and law to act for and on behalf of the Registered Owner with respect to TruServ Variable Denomination Floating Rate Demand Note Accounts, including without limitation the purchase and redemption thereof and disposition of any proceeds thereof, and to execute and deliver any instrument deemed necessary or appropriate by the Agent Bank to effectuate the authority hereby conferred or confirmed:

Name (Please print or type)  Title                    Specimen Signature

---------------------------  ----------------------   -------------------------

---------------------------  ----------------------   -------------------------

---------------------------  ----------------------   -------------------------

---------------------------  ----------------------   -------------------------

*INSERT A NUMBER, UNLESS OTHERWISE INDICATED, THE AGENT BANK MAY HONOR INSTRUCTIONS FROM ANY ONE OF THE PERSONS ABOVE,

     For and on behalf of the Registered Owner the undersigned hereby (a) confirms that TruServ Corporation, the Agent Bank and their respective successors and assigns shall be entitled to rely without inquiry or investigation of any kind upon the instruction of any person(s) purporting to be (an) Authorized Person(s) as named in the Certificate form last received by the Agent Bank until the Agent Bank has received an amended Certificate form and has had a reasonable opportunity to act thereon; and (b) agrees to indemnify, hold harmless and reimburse TruServ Corporation, the Agent Bank and their respective successors and assigns for, from and against any and all losses, damages, claims, demands, and attorneys' fees Incurred or paid as a result of such reliance by any of them upon this Certificate.


                                  Signed:
                                         --------------------------------------

                                  Type or Print Name:
                                                      -------------------------

                                  Title:
                                        ---------------------------------------




INVESTMENTS IN THE TRU*SERV VARIABLE DENOMINATION FLOATING RATE DEMAND NOTE ACCOUNTS DO NOT CONSTITUTE DEPOSITS OF ANY TYPE WITH THE AGENT BANK.

REFERENCE IS HEREBY MADE TO THE PROSPECTUS AND ANY SUPPLEMENTS OR REPLACEMENTS AS WELL AS ANY OTHER DOCUMENTS REFERRED TO THEREIN, FOR A FULL STATEMENT OF TRU*SERV CORPORATION'S AND THE AGENT BANK'S DUTIES. SUCH DOCUMENTS SHALL PREVAIL OVER THIS FORM TO THE EXTENT OF ANY CONFLICT OR INCONSISTENCY.